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                                                                   EXHIBIT 10.N2

                       BREWSTER TRANSPORT COMPANY LIMITED

                           SUPPLEMENTARY BENEFIT PLAN

EFFECTIVE JUNE 1, 1996

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1.    INTRODUCTION

Brewster Transport Company Limited ("Brewster") has established the Brewster Transport Company Limited Supplementary Benefit Plan ("Supplementary Plan") with effect from June 1, 1996 to provide certain benefits on retirement which are in addition to the pension entitlements under the pension plans which Brewster sponsors.

This Supplementary Plan replaces any benefits provided by a similar plan prior to June 1, 1996.

Benefit entitlements of a Member are determined in accordance with the terms of the Supplementary Plan in effect on the Termination Date of the Member unless the terms of the Supplementary Plan specifically provide otherwise.

The Board of Directors of Brewster may, at its discretion, direct that coverage under the Supplementary Plan be extended to a designated employee in consideration of his long and valuable service with, and as an inducement for such an employee to remain in the employ of, Brewster and its Associated Companies.

Benefits payable under the Supplemental Plan shall at all times be paid out of the current funds of Brewster and the obligation shall not be secured in any way by the assets of Brewster. No fund shall be established to provide for the payment of benefits under the Supplementary Plan. Brewster may create book reserves or take such other steps as it deems appropriate to provide for its expected liabilities under the Supplementary Plan but no trust shall be created other than one which will not cause the Supplementary Plan to be deemed to be funded under the Income Tax Act or under any applicable pension benefits legislation.

Any rights of a Member or any person claiming by or through the Member shall be those of a general creditor of Brewster only.

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2.    DEFINITIONS

      In this Agreement the following terms shall have the meanings set out:

      a)    "Average Final Earnings" means the highest of (i), (ii), or (iii):

            (i) The monthly average earnings of the last five years of employment computed by dividing the total Earnings of such period by the number of months in which the Employee actually worked one-half or more of said months;

            (ii) The monthly average earnings of the five calendar years in which the Earnings were highest, computed by dividing the total Earnings of such years by the number of months in which the Employee actually worked one-half or more of said months;

            (iii) In the case of an Employee retiring at age 65, the average monthly earnings for the calendar year in which the Employee reached age 63, computed by dividing the total earnings for that year by the number of months in which the Employee actually worked one-half or more of said months.

      b) "Company" means Brewster Transport Company Limited, its predecessors, successors and assignees; related or subsidiary company may be designated as Associated Companies by the Board of Directors of the Company and shall for purposes of the Supplementary Plan be deemed to be the Company.

      c) "Credited Service" means the Employee's period of full time continuous service with the Company calculated in years and completed months until the Termination Date of the Employee including service while a Disabled Member but excluding any service during a leave of absence occasioned by termination.

      d) "Early Retirement Date" means the first day of the month next following the date on which the Member files with the Company notice of intention to retire, provided that on such date the Member has attained age 50.

      e) "Earnings" means the compensation paid an Employee excluding commissions, profit sharing, bonuses, expense allowances, drawing accounts, or stock options, except that in the case of certain Members as specified by the Board of Directors of the Company, Earnings shall include 50% of the average of the Member's highest five years of Company's Management Incentive Plan and Performance Unit Plan or similar short and long term cash incentive plans or arrangements providing for performance bonus payments, whether paid out or deferred; any deferrals included in Earnings shall be used only once in calculating such Earnings.

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      f)    "Employee" means a person employed by the Company on a regular, full-time basis.

      g)    "Fiscal Year" means the calendar year.

      h) "Member" means an Employee of the Company who shall have been designated by the Board of Directors of the Company as eligible to participate in the Supplementary Plan. Except as may otherwise be provided herein, each Member shall remain a Member until the Termination Date or, if later, the date all entitlements under the Supplementary Plan have been discharged in full.

      i) "Normal Retirement Date" means the first day of the month coincident with or next following the month the Member has attained age 65.

      j) "Spouse" of a Member means the same definition as stated under the Retirement Plan for Management Employees of Brewster Transport Company Limited.

      k) "Supplementary Plan" means Brewster Transport Company Limited Supplementary Benefit Plan as herein set out and as it may be amended from time to time.

      l) "Surviving Spouse Pension" with regard to a Member means that pension benefit to which a Member's Spouse may be entitled upon the death of the Member.

      m) "Termination Date" means the day on which the Member's service with the Company shall terminate whether due to death, retirement, discharge or interruption of the period of continuous service for any other reason except permanent and total disability.

      n) "Vested Member" means a Member who has become fully vested in the benefits provided by any other pension plan of the Company which is registered with Revenue Canada.

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3.    SUPPLEMENTARY PLAN BENEFIT

      3.01 Supplementary Plan Benefit. Upon reaching the Termination Date a Vested Member shall be entitled to receive monthly an amount of Supplementary Plan Benefit commencing on Normal Retirement Date and continuing during the lifetime of the Member.

            The Vested Member may elect to commence the Supplementary Plan Benefit prior to Normal Retirement Date on an Early Retirement Date in which case the Supplementary Plan Benefit shall be reduced by 5% per year for each complete year by which the Early Retirement Date precedes the first day of the month coincident with or next following the Members 60th birthday. The election to commence the Supplementary Plan Benefit prior to normal retirement age shall be made in writing to the Company in such form and manner as the Company shall prescribe; provided, however, that said election must be received by the Company at least 30 days prior to the Early Retirement Date prescribed therein by the Member.

            Notwithstanding any provision of this Supplementary Plan to the contrary, the payment of the full or reduced amount of Supplementary Plan Benefit shall only commence and be payable as herein provided if the Vested Member is alive on the Normal Retirement Date or, if applicable, the Early Retirement Date.

      3.02 Amount of Supplementary Plan Benefit. The annual amount of the Supplementary Plan Benefit to which a Member may become entitled shall be an amount equal to 2% of Average Final Earnings for each year of Credited Service but not more than 50% of Average Final Earnings, with such amount being reduced by benefits which may become payable under any other plans maintained by the Company to the extent required in order that there be no duplication of benefits in respect of any portion of a Member's Credited Service hereunder.

      3.03 Postponed Retirement. Subject to the consent of the Company, a Member may elect to remain in the employ of the Company beyond Normal Retirement Date, but in no event may commencement of the Supplementary Plan Benefit be postponed beyond the first of the month preceding the attainment of age 69. The first day of the month coincident with or next following the date on which the Member retires shall be a Postponed Retirement Date and the amount of Supplementary Plan Benefit the Vested Member shall be entitled to upon retirement shall be equal to the Supplementary Plan Benefit calculated at the Postponed Retirement Date pursuant to Section 3.02 hereof.

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      3.04  Normal Form of Benefit. Following the death of a Member who reached the Termination Date after attaining the full age of 50 a benefit from this Supplementary Plan shall be paid to the Spouse of the Member equal to the amount required to increase the benefits payable to the Spouse under any other plans maintained by the Company to 60% of the amount payable during the Member's lifetime. Such benefit shall be paid for the lifetime of the Spouse. If the Vested Member reached the Termination Date prior to attaining the full age of 50, no death benefit shall be payable unless the Member made an election under Section 3.05 hereof. No other death benefit is granted hereunder.

      3.05 Options. The Member may, while still in the service of the Company, elect by filing with the Company a written request for one of the following optional forms of Supplementary Plan Benefit, provided that the same optional form has been elected under all pension plans of the Company:

            (i) a reduced amount of Supplementary Plan Benefit which is actuarially equivalent in value to the amount otherwise payable to the Member under this Supplementary Plan payable with the provision that such reduced amount shall be continued after the Member's death during the further lifetime of the Spouse; or

            (ii) an amount of Supplementary Plan Benefit which is actuarially equivalent to the amount otherwise payable to the Member under this Supplementary Plan with the provision that the Benefit shall be continued for the lifetime of the Member but in the event of death prior to 5, 10 or 15 years after retirement as specified by the Member, the same amount shall be payable for the remainder of the specified period to a beneficiary designated by the Member.

      3.06 Beneficiary. A Member shall have the right to designate a beneficiary for the purpose of this Article 3 by completing and delivering a written statement of designation to the Company. A Member shall have the right to change, revoke, or amend any such designation by completing and delivering to the Company another such written statement of designation prior to death and no such change, revocation, or amendment shall require written consent of such beneficiary theretofore designated by the Member, subject always to the laws governing the designation of beneficiaries, from time to time in force, which may apply to the Member.

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      3.07  Surviving Spouse Pension. If a Member dies while an active Employee or while a Disabled Member and prior to the commencement of the Supplementary Plan Benefit and is survived by a Spouse, the Spouse shall receive a Surviving Spouse Pension.

            A Surviving Spouse Pension is a pension commencing on the first day of the month coincident with or next following the date of the Member's death and payable monthly thereafter during the further lifetime of the Member's Spouse. The benefit payable from the Supplementary Plan is the amount required to increase the benefit payable to the Spouse from any other plans maintained by the Company to 50% of the amount of the total benefits accrued to the Member's credit up to the Termination Date calculated in accordance with
            Section 3.02. If the Member dies after the attainment of the full age of 50, the percentage of the amount of the Supplementary Plan Benefit accrued to the Member's credit payable to the Spouse shall be 60%.

      3.08 Death Before Retirement. In the event that the Employee shall die before the commencement of the Supplementary Plan Benefit and there is no one entitled to a Surviving Spouse Pension pursuant to Section
            3.07 hereof, no death benefit shall be payable hereunder.

      3.09 Disposition of Death Benefits on Failure to Designate Beneficiary. In the event that any Member shall fail to designate a beneficiary to receive death benefits on or after retirement or, having designated a beneficiary, shall have revoked such designation, without having named another beneficiary or in the event a designation shall fail by reason of the prior death of the designated beneficiary (or where the Member and the designated beneficiary die at the same time or in circumstances rendering it uncertain as to which of them survived the other), said death benefits of such Member shall be payable on the death of the Member to the Member's estate.

      3.10 Disposition of Death Benefits on Subsequent Death of Designated Beneficiary. Notwithstanding any provision of the Supplementary Plan to the contrary, in the event of the death of a designated beneficiary of a Member who is receiving or entitled to receive benefits under the Supplementary Plan as a consequence of the prior death of said Member, the undischarged portion, if any, of such benefits shall be paid to the estate of said designated beneficiary.

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4.    DISABILITY BENEFITS

      4.01 Disabled Member. An Employee who becomes permanently and totally disabled after being designated as a Member and who qualifies for benefits under any long term disability income continuation program sponsored by the Company in respect of such disability shall be granted the status of a "Disabled Member". If the Disabled Member ceases prior to the attainment of the Normal Retirement Date to receive such disability benefits as a result of death, recovery from disability or any other reason, the Disabled Member shall again be, or be considered to be, a Member for the purposes of the Supplementary Plan.

            Notwithstanding any provision of the Supplementary Plan to the contrary, the following provisions shall apply in respect of a Disabled Member:

            (a) A Disabled Member shall not be entitled to receive any benefits under the Supplementary Plan while a Disabled Member.

            (b) A Disabled Member shall continue to accrue Credited Service for the purposes of the Supplementary Plan while a Disabled Member and, for the purposes of this Supplementary Plan, shall be deemed not to have reached Termination Date.

            (c) The annualized Earnings of a Disabled Member with respect to any period as a Disabled Member shall be deemed to be the annualized Earnings in the calendar year in which the Member became a Disabled Member.

      4.02 Disability Retirement Benefit. On Normal Retirement Date, a Disabled Member shall be entitled to receive a Supplementary Plan Benefit determined in accordance with Section 3.02, with such Benefit being subject to the provisions of Section 3.05.

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5.    GENERAL

      5.01 Effect of the Agreements. The establishment of the Supplementary Plan shall not affect any other agreements, rights, obligations, duties or liabilities between the Member and the Company.

      5.02 Interpretation. The Supplementary Plan shall be interpreted according to the law of the Province of Alberta.

      5.03 Conditions. All obligations and liabilities of the Company under this Supplementary Plan are expressly made conditional upon the
            Member:

            (i) faithfully, honestly and diligently serving the Company, devoting the entire working time while employed by the Company to the service of the Company and using the Member's best endeavours to promote the interests and welfare of the Company;

            (ii) making available, upon the reasonable request of the Company, after retirement or termination of service from the Company the benefit of the Member's experience and advice, provided that the Company shall pay all proper costs and expenses in connection with the services rendered;

            (iii) not undertaking or carrying on any business, either alone or on behalf of any person, persons, firms or corporation without the approval of the Company;

            (iv) not being employed or engaged in any business which is in competition with that carried on by the Company.

            Should the Member not satisfy these conditions, all rights of the Member under this Supplementary Plan shall immediately cease and terminate.

      5.04 Continuance. This Supplementary Plan shall accrue to the benefit of and be binding upon the Member and the Company, their respective heirs, executors, administrators, successors and assigns and shall not be assignable in whole or in part by either of them without the prior written consent of the other.

      5.05 Termination of the Plan. The Supplementary Plan will only be terminated upon the discharge of all obligations hereunder to the Member, his Spouse and/or beneficiaries or estate.